Exhibit 1.1

20,000,000 Units

RAYCLIFF ACQUISITION CORP.

UNDERWRITING AGREEMENT

[            ], 2008

Deutsche Bank Securities Inc.

As Representative of the several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Raycliff Acquisition Corp., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 20,000,000 units of the Company (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and one warrant (collectively, the “Warrants”) to purchase Common Stock. The respective number of Firm Units to be so purchased by each of the several Underwriters is set forth opposite the name of each such Underwriter in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 3,000,000 additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the Warrant Agreement (defined herein).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the over-allotment option, in whole or in part, for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the “Securities.”

On December 13, 2007, pursuant to the Securities Purchase Agreement between the Company and RAC Investors, LLC (the “Sponsor”), substantially in the form of Exhibit 10.5 to the Registration Statement (the “Securities Purchase Agreement”), the Company sold in a private placement to the Sponsor, 5,750,000 shares of Common Stock (the “Founder Shares”). On [            ], 2008, pursuant to the Insider Warrants Purchase Agreement between the Company and the Sponsor, substantially in the form of Exhibit 10.6 to the Registration Statement (the “Insider Warrants Purchase Agreement”), the Company sold in a private placement to the Sponsor 6,000,000 warrants to purchase Common Stock (the “Insider Warrants”).

The Company has entered into a warrant agreement, dated as of the date hereof, with respect to the Warrants and the Insider Warrants, with Continental Stock Transfer & Trust Company, substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).

The Company has entered into an investment management trust agreement, dated the date hereof, with Continental Stock Transfer & Trust Company with respect to certain proceeds of the offering, substantially in the form of Exhibit 10.2 to the Registration Statement (the “Trust Agreement”).

The Company has entered into a services agreement, dated the date hereof, with Raycliff Capital LLC, a Delaware limited liability company (“Raycliff Capital”), pursuant to which Raycliff Capital will make available to the Company certain office space and certain office and secretarial services, as the Company may require from time to time, for an amount not to exceed $10,000 per month (the “Services Agreement”).

The Company has entered into a registration rights agreement, dated the date hereof, pursuant to which the Company will grant certain registration rights to certain of the Company’s stockholders listed in Schedule II (the “Initial Stockholders”) and their permitted transferees in respect of the Founder Shares, Insider Warrants and, shares of Common Stock underlying the Insider Warrants and any security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization of the Company (the “Registration Rights Agreement”).

Each of the Initial Stockholders has entered into letter agreements, dated no later than the date hereof, substantially in the form of Exhibit 10.9 to the Registration Statement (with respect to the Sponsor) and Exhibit 10.8 to the Registration Statement (with respect to the other Initial Stockholders) (collectively, the “Insider Letters”), pursuant to which each of the Initial Stockholders agrees to certain matters including, but not limited to, certain matters relating to the voting of shares held by them, as described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus (each as defined herein).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a) A registration statement on Form S-1 (File No. 333-148397) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

The Company has filed with the Commission a Form 8-A (File Number 001- ) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission.

(b) As of the Applicable Time (defined herein) and as of the Closing Date or the Option Closing Date (each defined herein), as the case may be, the Statutory Prospectus (defined herein) and the information included on Schedule III hereto, considered together (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not prepared or used a “free writing prospectus” as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to (i) own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) enter into this Agreement, the Securities Purchase Agreement, the Insider Warrants Purchase Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement and the Insider Letters and to carry out the transactions contemplated herein and therein. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) All issued and outstanding securities of the Company (including the Founder Shares and the Insider Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders, except to the extent provided by the General Corporation Law of the State of Delaware; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Insider Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefore in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Insider Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon exercise of the Insider Warrants have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms thereof and in accordance with the Warrant Agreement and the Insider Warrant Purchase Agreement, will be validly issued, fully paid and non-assessable; such Common Stock is not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock has been duly and validly taken. The offers and sales of the outstanding securities (including the Founder Shares and the Insider Warrants) were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

(d) The shares of Common Stock included in the Units have been duly authorized, and when issued and paid for in accordance with the terms hereof and in accordance with the Securities, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders, except to the extent provided by the General Corporation Law of the State of Delaware; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(e) The Warrants included in the Units have been duly authorized, and when executed, authenticated, issued and paid for in accordance with the terms hereof and in accordance with the Securities, will be validly issued and will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(f) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms thereof and in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders, except to the extent provided by the General Corporation Law of the State of Delaware; such Common Stock is not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(g) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(h) The information set forth under the caption “Capitalization” in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct. All of the Securities conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Common Stock conforms to the corporate law requirements of the jurisdiction of the Company’s incorporation and the requirements of the American Stock Exchange. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the effective date of the Registration Statement (the “Effective Date”) and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock of the Company or any security exercisable for or convertible or exchangeable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(i) The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 14 herein.

(j) The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the General Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the knowledge of the Company, any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(k) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception and including the date hereof, except as disclosed in the Registration Statement.

(l) The Company has caused to be duly executed legally binding and enforceable Insider Letters by each of the Initial Stockholders (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), pursuant to which each of the Initial Stockholders agrees to certain matters including, but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.

(m) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(B) below. The Company has not made any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(n) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(o) Rothstein, Kass & Company PC, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(p) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(q) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and will take steps on a timely basis to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(r) The Company maintains “disclosure controls and procedures” (as defined under Rule 13A-15(e) of the Exchange Act) that are effective as of the date hereof.

(s) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, pending or threatened against any Initial Stockholder, before any court or administrative agency or otherwise, which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation, by-laws or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement, the Securities Purchase Agreement, the Insider Warrants Purchase Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement and the Insider Letters and the consummation by the Company of the transactions herein and therein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(w) The Securities Purchase Agreement, the Insider Warrants Purchase Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement and the Insider Letters have been duly and validly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Securities Purchase Agreement, the Insider Warrants Purchase Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement or the Insider Letters and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(y) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by FINRA.

(z) The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member (other than to FINRA or the Commission), in each case, within the twelve months prior to the Effective Date.

(aa) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial Business Combination (defined herein) and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.

(bb) To the Company’s knowledge after due inquiry, except as disclosed in questionnaires completed by such persons and provided to the Representative, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative if it learns that any officer or director is or becomes an affiliate or associated person of an FINRA member participating in the offering.

(cc) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(dd) The Company is not, and after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(ee) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ff) Except as provided in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge after due inquiry no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(gg) Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(hh) The Company does not have any specific Business Combination under consideration, and the Company has not (nor has anyone on its behalf), directly or indirectly, contacted any prospective acquisition candidate or its representatives or had any discussions, formal or otherwise, with respect to such a transaction. There has been no communication or discussion between any of the Company’s officers or directors or their affiliates (including the Sponsor) and any of their potential contacts or relationships regarding a potential Business Combination.

(ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its directors, officers, agents or employees with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj) The operations of the Company are and have been conducted at all times in compliance with applicable requirements of the Foreign Corrupt Practices Act, as amended, and all applicable rules and regulations thereunder (collectively, the “FCPA Laws”), and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its directors, officers, agents or employees with respect to the FCPA Laws is pending or, to the Company’s knowledge, threatened.

(kk) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(mm) There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required.

(nn) Neither the Company nor any of the Initial Stockholders nor any person acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(oo) There are no material contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(pp) The statements set forth in the Statutory Prospectus and the Prospectus under the captions “Risk Factors,” “Comparison to Offerings of Blank Check Companies, “Certain Relationships and Related Party Transactions,” “Principal Stockholders” and “Underwriting,” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, and the statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities and of the laws, are accurate, complete and fair. The statements in the Statutory Prospectus and the Prospectus under the heading “U.S. Federal Income Tax Considerations” insofar as such statements summarize the U.S. federal income tax laws referred to therein, fairly summarize in all material respects the law described therein as of the date hereof.

2.	Purchase, Sale and Delivery of the Units.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.30 per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

(b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: $197,000,000 (without giving effect to the over-allotment option) shall be deposited in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Fund”) pursuant to the terms of the Trust Agreement (including $6,000,000 of which is deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination and $6,000,000 of gross proceeds from the sale of the Insider Warrants) and $1,000,000 shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $9.60 per Option Unit sold shall be deposited in the Trust Fund pursuant to the Trust Agreement (including $0.30 per Option Unit to be held in the Trust Fund as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination) upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters. The Company shall not be obligated to sell or deliver any Option Units except upon tender of payment by the Representative for all such Option Units.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Units by the Underwriters.

(b) The Company will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(c) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

(g) If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company will promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representative in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange.

(k) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(l) The Company shall cause the proceeds of the offering to be held in the Trust Fund to be invested only in “government securities” (as defined in the Trust Agreement) with a maturity of 180 days or less or in money market funds registered under the 1940 Act and operating in compliance with Rule 2a-7 under the 1940 Act. The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.

(m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Securities under the provisions of the Exchange Act and in connection therewith will cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(o) The Company will not consummate a Business Combination with any entity which is affiliated with Raycliff Capital LLC, including portfolio companies and other investments or interests held by Raycliff Capital LLC. The Company shall not pay the Sponsor, any executive officer, any director or any of their respective affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that the Company may pay (i) for any officer’s or director’s reasonable out-of-pocket expenses related to the performance of his or her duties in connection with an initial Business Combination, (ii) up to $10,000 per month to the Sponsor for office space, secretarial and administrative services, and (iii) up to $224,525 to the Sponsor for the repayment of a promissory note relating to the advancement of expenses in connection with the offering of the Units, in each case as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (Attn: Syndicate Manager with a copy to: General Counsel), copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

(q) For a period of five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants under the Act.

(r) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.

(s) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

(u) The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

(v) The Company hereby agrees that until the Company consummates a Business Combination, it shall not in any event issue any securities convertible, exercisable or redeemable into Common Stock, shares of Common Stock or Preferred Stock, in each case, that participates in or is otherwise entitled in any manner to any of the proceeds in the Trust Fund or votes as a class with the Common Stock on an Extended Period or a Business Combination.

(w) The Company hereby agrees that prior to commencing its due diligence investigation of any operating business or assets which the Company seeks to acquire (“Target Business”) or obtaining the services of any vendor or service provider, it will use its commercially reasonable efforts to attempt to cause the Target Business or the vendor or service provider to execute a waiver letter substantially in the form attached hereto as Exhibit A. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtaining of services, as applicable.

(x) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws.

(y) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; (ii) that, in the event the stockholders do not vote to extend the Business Combination period to 30 months and Company does not effect a Business Combination within 24 months from the consummation of this offering, the Company will be liquidated as described in the Prospectus; and (iii) that, in the event the stockholders vote to extend the Business Combination period to 30 months (the “Extended Period”) and the Company does not effect a Business Combination within 30 months from the consummation of this offering, the Company will be liquidated as described in the Prospectus. At the time the Company seeks stockholder approval of the Extended Period or any potential Business Combination, the Company will offer each of the holders of the Common Stock issued as part of the Units in the offering (the “IPO Shares”) the right to convert such holder’s IPO Shares at a per share price equal to the aggregate net assets then on deposit in the Trust Fund (including such holder’s pro rata portion of the deferred underwriting discount and including interest earned on its pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the Trust Fund balance previously released to the Company to fund its working capital requirements and expenses relating to investigating and selecting a target business or assets) calculated (x) in the case of a Business Combination, as of two business days prior to the consummation of the Business Combination, or (y) in the case of an Extended Period, as of two business days prior to the date of stockholder approval of the Extended Period, in each case divided by the total number of IPO Shares (including any IPO Shares held by the Initial Stockholders) (the “Conversion Price”). If the Company elects to proceed with a Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion, voted against the Extended Period or the Business Combination, as applicable, and followed the specific procedures for conversion set forth in the proxy statement relating to the stockholder vote on the Extended Period or Business Combination, as applicable. If holders of a majority in interest of the IPO Shares voted are not voted in favor of the Extended Period or the Business Combination, or the holders of 40% or more of the IPO Shares vote, on a cumulative basis, against approval of the Extended Period and the Business Combination and exercise their conversion rights, the Extended Period will not be approved and the Company will not proceed with such Business Combination, as applicable, and will not convert such shares.

(z) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Fund (net of taxes and excluding the amount held in the Trust Fund representing the Underwriters’ deferred underwriting discount) at the time of the signing of a definitive agreement in connection with a Business Combination. The fair market value must be determined by the Board of Directors of the Company based upon standards the Board of Directors of the Company believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the fair market value of the Target Business(es) is at least 80% of the net assets held in the Trust Fund (net of taxes and excluding the amount held in the Trust Fund representing the Underwriters’ deferred underwriting discount) at the time of the signing of a definitive agreement in connection with a Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by FINRA as to the fair market value. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business(es) does have sufficient fair market value.

(bb) Within five days of the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall redeem shares of Common Stock from the Initial Stockholders for $0.0001 per share, in an aggregate amount equal to the number of shares of Common Stock determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise the over-allotment option in full, the Company shall not be required to redeem any shares of Common Stock pursuant to this subsection.

(cc) The Company agrees that, prior to the consummation of a Business Combination, it will not take any action to amend or modify, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to, the provisions of its certificate of incorporation set forth in the Prospectus under the subheading “Amended and Restated Certificate of Incorporation” under the caption “Proposed Business” without the vote of the Company’s Board of Directors and the affirmative vote of at least 90% of the outstanding IPO Shares.

(dd) Until the earlier of the consummation of a Business Combination and the liquidation of the Company, the Company will promptly (i) notify the Representative of all communications received by it with respect to the Trust Fund requiring action by the Company and (ii) forward to the Representative monthly written statements of the activities of and amounts in the Trust Fund reflecting all receipts and disbursements of the Trust Fund.

5.	Representations of the Underwriters

(a) The Underwriters have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed by the Company with the Commission or retained by the Company under Rule 433.

6.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters’ Selling Memorandum, the Underwriters’ Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Units; the Listing Fee of the American Stock Exchange; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Units made by the Underwriters caused by a breach by the Company of a representation; and the expenses, including the reasonable fees and disbursements of one counsel for the Underwriters, incurred in connection with the qualification of the Securities under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of one counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

7.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A or 430C under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form an substance satisfactory to the Underwriters to the effect set forth in Exhibit B hereto.

(c) The Representative shall have received an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) The Representative shall have received at or prior to the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

(e) The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Rothsein, Kass & Company PC confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in its opinion the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424, 430A or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(h) The Firm Units and Option Units, if any, shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.

(i) The Company shall have delivered to the Representative executed copies of the Securities Purchase Agreement, the Insider Warrants Purchase Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement and each of the Insider Letters.

(j) The Company shall have deposited into the Trust Fund the six million dollars ($6,000,000) in proceeds received by the Company as consideration for the sale of 6,000,000 Warrants for $1.00 per Warrant in a private placement prior to the Closing Date.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.	Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.	Indemnification.

(a) The Company agrees:

(1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 14 herein; and

(2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 14 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the

Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.	Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 6 and 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, and with a copy to Gregg A. Noel, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90021; if to the Company, to Raycliff Acquisition Corp. c/o RAC Investors, LLC, 5 East 59th Street, 4th Floor, New York, New York 10022, with a copy to Bruce S. Mendelsohn, Esq., Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022.

12.	Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units or (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange or a disruption in commercial banking or securities settlement or clearance systems in the United States, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Company’s securities by the American Stock Exchange, the Commission, or any other governmental authority or, (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 7 and 10 of this Agreement.

13.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the information set forth under the caption “Underwriting” in the Prospectus in the 3rd, 10th, 11th and 15th paragraphs.

15.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Units under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company agrees that any suit, action or proceeding against it brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State court or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non`exclusive jurisdiction of such courts in any suit, action or proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

RAYCLIFF ACQUISITION CORP.

By
Name:
Title:

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By
Authorized Officer

By
Authorized Officer

[Underwriting Agreement]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Units
Deutsche Bank Securities Inc.
Lazard Capital Markets LLC
Total	20,000,000

S-I-1

SCHEDULE II

SCHEDULE OF INITIAL STOCKHOLDERS

RAC Investors, LLC

Norman J. Balthasar

Anthony E. Burke

Stephen Squeri

Robertson Revocable Trust

S-II-1

SCHEDULE III

S-III-1

EXHIBIT A

[Letterhead of Prospective Vendor or Target Business]

[DATE]

Raycliff Acquisition Corp.

5 East 59th Street, 4th Floor

New York, New York 10022

Ladies and Gentlemen:

We understand that Raycliff Acquisition Corp. (the “Company”, collectively with its affiliates, “Company Parties”) is a recently organized blank check company formed for the purpose of acquiring (an “Initial Business Combination”) one or more businesses or assets. We further understand that the Company’s sole assets consist of the cash proceeds of the recent public offering (the “IPO”) and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Company, certain of its stockholders and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (1) to the Company in limited amounts from time to time (and in no event more than $3.0 million, subject to adjustment) in order to permit the Company to fund its working capital requirements and expenses relating to investigating and selecting a target business or assets; (2) if the Company completes an Initial Business Combination, to the Company’s public stockholders (as such term is defined in the agreement governing the Trust Account) who vote against such Business Combination and properly exercise their conversion rights (as described in a proxy statement relating to the proposal to approve the Business Combination), to the underwriters in the amount of underwriting discounts they earned in the IPO but whose payment has been deferred, and then to the Company; (3) if the Company’s public stockholders approve a proposal to extend the corporate existence of the Company, to such public stockholders who vote against such proposal and properly exercise their conversion rights (as described in a proxy statement relating to the proposal to extend the corporate existence of the Company); and (4) if the Company fails to complete an Initial Business Combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to the Company in limited amounts to permit the Company to pay the costs and expenses of its liquidation and dissolution, and then to the Company’s public stockholders.

For and in consideration of the Company’s agreement [to evaluate the undersigned for purposes of consummating an initial Business Combination with it] [to engage our services of the undersigned], we hereby waive any right, title, interest or claim of any kind (any “Claim”) we have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to the Company as described in clause (1) of the preceding paragraph) for any reason whatsoever, including but not limited to (i) a breach of this letter or any agreement entered into by and between any Company Party and the undersigned or any negotiations, agreements or understandings with any Company Party (whether in the past, present or future) and/or (ii) any nonpayment by any Company Party of services rendered by, or products supplied by, us.

This letter is intended and shall be deemed and construed to be irrevocable and absolute on the part of the undersigned, and shall be binding on its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors, all other associates and affiliates, and its and their respective heirs, successors and assigns, as the case may be. This letter may be executed in counterparts, each of which will take effect as an original, and all of which shall evidence one and the same letter. This letter may be amended only by writing signed by the undersigned and by the Company. This letter shall be governed by and construed and enforced in accordance with the laws of the State of New York. We hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this letter or any Claim subject hereto.

Yours very truly,
[NAME]

By:
Name:
Title:

S-III-2

EXHIBIT B

Form of Opinion of Akin Gump Strauss Hauer & Feld LLP

[Attached]

B-1